Execution Copy

                          REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of May 20, 2008, by and among W.P. Stewart & Co., Ltd., a Bermuda exempted company ("WPS"), and the Arrow Offshore, Ltd, a Cayman Islands exempted company ("Arrow Offshore"), Arrow Partners LP, a Delaware limited partnership ("Arrow Partners"), and Arrow Masters LP, a Delaware limited partnership ("Arrow Masters" and collectively with Arrow Offshore and Arrow Partners, "Investors"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement (as defined in the recitals below).

            WHEREAS, the Investors (individually, a "Shareholder" and collectively, "Shareholders") have agreed to purchase common shares of WPS ("WPS Shares") pursuant to that certain Investment Agreement (the "Investment Agreement") dated as of May 20, 2008, by and among WPS and the Investors;

            WHEREAS, the Primary WPS Shares (as defined herein) will be issued to the Shareholders without registration under the Securities Act of 1933, as amended (the "Securities Act"), and WPS and the Shareholders desire to provide for compliance with the Securities Act and for the registration of the re-sale by the holders of the Registrable Securities upon the terms and subject to conditions set forth below; and

            WHEREAS, the Investment Agreement provides for the execution and delivery of this Agreement; and

            WHEREAS, the Investors intend to purchase additional WPS Shares through a tender offer, and the Investors desire to receive the right to register any shares acquired through such tender offer.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

            Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Business Day" means any day on which the commercial banks are open for business in New York, New York.

            "Commission" means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Registration Rights Agreement" means that certain Shareholders Agreement, dated as of May, 1996 by and between WPS and the investors listed therein, as amended by Amendment Number 1, dated December 29, 2000 to the 1996 Shareholders Agreement.

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            "Holder" means the Shareholders and any donee, partner, member or
      Shareholder of any of them to whom Registrable Securities are transferred.

            "Permitted Transferee" shall mean (i) a Holder, (ii) a person who is the parent, sibling, or lineal descendant, by blood or legal adoption, of a Holder and the estate of any such person, (iii) the spouse of a Holder,
      (iv) the trustee or trustees of an inter vivos or testamentary trust created by a Holder, alone or with others, for the primary benefit of a person or persons described in clause (i), (ii), or (iii), or (v) any person that directly or indirectly controls, is controlled by, or is under common control with such person.

            "Primary WPS Shares" means any and all newly issued WPS Shares acquired by the Investors pursuant to the Investment Agreement.

            The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

            "Registrable Securities" means (i) any and all of the Primary WPS Shares, (ii) any and all Tendered WPS Shares, and (iii) any other securities issued or issuable with respect to any WPS Shares described in clause (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of WPS's securities or pursuant to a merger, consolidation or other similar business combination transaction involving WPS.

            "Registration Expenses" means all expenses incurred by WPS in connection with the registration of the Registrable Securities, including, without limitation, all registration and filing fees (including fees and expenses associated with filings required to be made with the New York Stock Exchange or such other exchange on which the WPS Shares may be listed), printing expenses (including expenses of printing certificates for the WPS Shares being registered in a form eligible for deposit with the Depository Trust Company and of printing prospectuses), fees and disbursements of counsel for WPS and fees and expenses of compliance with state securities or "Blue Sky" laws, WPS's accountants' fees and expenses, transfer taxes, fees of transfer agents and registrars, costs of insurance, and reasonable fees and disbursements of one counsel to represent the Holders (such fees not to exceed $10,000), but specifically excluding any and all fees, commission, discounts or similar payments made to any underwriters, brokers or dealers in connection with the selling of any Registrable Securities.

            "Tendered WPS Shares" means any and all WPS Shares acquired pursuant to a tender offer commenced by the Investors on or before May 28, 2008.


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

            Section 2. Restrictions on Transfer.

            (a) Restrictions. Each Holder agrees that such Holder will not sell, assign, transfer or otherwise dispose of (each, a "Transfer") any of the Primary WPS Shares (or any interest therein) except upon the terms and conditions specified herein, and such Holder will cause any subsequent holder of such Holder's Primary WPS Shares to agree to take and hold the Primary WPS Shares subject to the terms and conditions of this Agreement if such Primary WPS Shares are required to include a legend pursuant to Section 2(b) hereof.

            (b) Legend. Each certificate representing Primary WPS Shares issued to the Holders or to any subsequent holder of such shares shall include a legend in substantially the following form; provided, however, that such legend shall not be required if (i) a Transfer is being made in connection with a sale of Primary WPS Shares registered under the Securities Act or in connection with a sale in compliance with Rule 144 under the Securities Act (each, a "Public Sale"), or (ii) the opinion of counsel referred to in Section 2(d) hereof is to the further effect that neither such legend nor the restrictions on transfer in this Section 2 are required in order to ensure compliance with the Securities
Act:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or securities laws of any state, and may not be sold, transferred, assigned, pledged or hypothecated unless and until, either (A) registered under such Act and/or applicable state securities laws, or (B) WPS has received an opinion of counsel or other evidence, reasonably satisfactory to WPS and its counsel, that such registration is not required."

            (c) Notices of Transfer. Prior to any proposed Transfer of any Primary WPS Shares other than pursuant to an offering registered under the Securities Act, the Holder proposing to make such Transfer shall give written notice to WPS of such Holder's intention to effect such Transfer, which notice shall set forth the date of such proposed Transfer. Such Holder also shall furnish to WPS (i) a written agreement by the proposed Transferee that it is taking and holding the same subject to the terms and conditions specified in this Agreement, except with respect to any Primary WPS Shares which are being sold in a Public Sale and (ii) except with respect to any Primary WPS Shares which have been registered under the Securities Act, a written opinion of such Holder's counsel, in form reasonably satisfactory to WPS, to the effect that the proposed Transfer may be effected without registration under the Securities Act.

            (d) Termination of Restrictions. The legend set forth in this
Section 2 may be removed and any related restrictions shall terminate and cease to be effective with respect to any of the Primary WPS Shares (i) upon the sale of any such Primary WPS Shares, if the Primary WPS Shares in respect of which such sale occurs have been registered under the Securities Act, (ii) upon receipt by WPS of an opinion of counsel (which counsel is reasonably acceptable to WPS), in form reasonably satisfactory to WPS, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the Transfer of such WPS Shares, or (iii) upon the


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

expiration of the one-year period referred to in Rule 144(b)(1) under the Securities Act (as such Rule may be amended from time to time), if, pursuant to Rule 144(b)(1), such Holder was not an "affiliate" of WPS (as such term is defined in Rule 144(a) under the Securities Act) at the time of the sale of the WPS Shares and has not been an affiliate of WPS during the preceding ninety (90) days.

            Section 3. Registration under Securities Act; Indemnification.

            (a) (i) Request for Registration. If WPS shall receive from any of the Holders at any time that is at least one (1) year after the Closing Date (as that term is defined in the Investment Agreement) a written request that WPS effect a registration with respect to a number of WPS Shares not less than (x) 25% of the total Registrable Securities (but subject to a minimum of two million (2,000,000) WPS Shares) held by the Investors or (y) five million (5,000,000) WPS Shares, WPS will:

                        (A) promptly give written notice of the proposed
            registration to all other Holders; and

                        (B) as soon as reasonably practicable, but in any event
            not more than thirty (30) days after the date of such written notice (subject to the need to respond to the Commission's comments on the registration statement), use its best commercially reasonable efforts to effect such registration by filing a registration statement with the Commission on Form F-1 or Form F-3 (the "Registration Statement") (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) or other such available form as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request received by WPS within ten (10) days after such written notice from WPS is mailed or delivered; provided, however, that (i) only one (1) such request may be made by Holders for registration on Form F-1, (ii) only three (3) total requests may be made by the Holders for registration on Form F-3, and (iii) the Investors may not make a request for registration within six (6) months after the date of effectiveness of a Registration Statement in response to a previous request for registration.

                  (ii) Effectiveness. WPS shall use all commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission under the Securities Act as soon as practicable after filing.

                  (iii) Effective Period. WPS agrees to use its best efforts to keep all Registration Statements continuously effective for a period commencing on the effective date thereof and terminating on the date on which such Holders are able to sell their Registrable Securities under the provisions of Rule 144 without restriction (other than the current public information requirement set forth in Rule 144(c)(1)) (the "Effective Period"); provided that, the Effective Period shall, in all events, terminate at such time as all the Registrable Securities covered by the Registration Statement have been sold.


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

                  (iv) Black-out Period. Without limiting the provisions of
      Section 3(a)(iii), each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so requested by WPS, not to effect any sale of Registrable Securities pursuant to a Registration Statement, and WPS may postpone the filing or the effectiveness of any registration requested pursuant to this Section 3 for any period deemed necessary (A) by WPS or any underwriter in connection with the offering of WPS Shares by WPS for its own account, (B) by WPS in connection with any proposal or plan by WPS to engage in any financing or acquisition or disposition by WPS or any subsidiary thereof of the shares or substantially all the assets of any other person (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction (each, a "Business Combination"), in each case material to WPS and its subsidiaries taken as a whole, or (C) by WPS if (i) an event other than an event specified in paragraph (B) above occurs and is continuing as a result of which the Registration Statement, the prospectus included in the Registration Statement, any amendment or supplement thereto or any document incorporated by reference therein would, in WPS's judgment, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) WPS determines in good faith that the disclosure of such event at such time could be seriously detrimental to WPS or its subsidiaries. Any period within the Effective Period during which WPS fails to keep the Registration Statement effective and usable for resales of Registrable Securities, requires pursuant to this Section 3(a)(iv) that the Holders not effect sales of Registrable Securities pursuant to the Registration Statement or postpones the filing or the effectiveness of any requested registration, is hereafter referred to as a "Suspension Period." A Suspension Period shall commence on the date set forth in a written notice by WPS (which WPS shall use good faith efforts (consistent with legal and contractual obligations) to deliver to each Holder not less than three (3) business days in advance of any proposed or anticipated suspension date) addressed to the Holders that the Registration Statement is no longer effective or that the prospectus included in a Registration Statement is no longer usable for resales of Registrable Securities or, in the case of a suspension pursuant to this
      Section 3(a)(iv) the date specified in the notice delivered by WPS pursuant to this Section 3(a)(iv), and shall end on the date when each Holder of Registrable Securities covered by the Registration Statement either receives the copies of a supplemented or amended prospectus or is advised in writing by WPS that use of the prospectus or sales may be resumed. Notwithstanding anything to the contrary herein: (1) any Suspension Period commenced under clause (A) of this Section 3(a)(iv) with respect to an underwritten offering of WPS's securities which the managing underwriter thereof has determined is necessary shall not exceed 90 days, and (2) all Suspension Periods commenced under clause (B) or clause (C) of this Section 3(a)(iv) with respect to which WPS is the acquiring party of the subject Business Combination shall not, in the aggregate, exceed 90 days in any 12-month period. Each Holder also agrees that at any time such Holder is an employee or director of WPS, such Holder will be subject to and comply with the policies of WPS regarding purchases and sales of WPS Common Stock; to the extent applicable to such Holder. The Holders acknowledge that such policy may be changed by WPS from time to time.


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

            (b) WPS Registration.

                  (i) If, at any time that is at least one (1) year after the Closing Date (as that term is defined in the Investment Agreement) WPS shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration on Form F-4, Form F-7, Form F-8, Form S-8 or a registration on any registration form that does not permit secondary sales, WPS will:

                        (A) promptly give to each Holder written notice thereof;
            and

                        (B) use its best commercially reasonable efforts to
            include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within thirty (30) days after the written notice from WPS described in clause (i) above is given. Such written request may specify all or a part of a Holder's Registrable Securities.

                  (ii) If the registration of which WPS gives notice is for a registered public offering involving an underwriting, WPS shall so advise the Holders as a part of the written notice given pursuant to Section 3(b)(i). In such event, the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with WPS and the other holders of securities of WPS with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by WPS.

                  (iii) Notwithstanding any other provision of this Section 3, if the representative of the underwriters reasonably advises WPS in writing that marketing factors require a limitation on the number of shares to be underwritten, WPS may limit, to the extent so reasonably advised by the underwriters, the amount of securities to be included in the registration by WPS's shareholders (including the Holders pro rata among the requesting holders of Registrable Securities and the holders of other WPS Shares who have and are exercising registration rights pursuant to the Existing Registration Rights Agreement in conjunction with the Investors' exercise of rights under this Section 3 based upon the aggregate number of WPS Shares owned by such holders). WPS shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to WPS for securities being sold for its own account. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from WPS or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.


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

                  (iv) If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, WPS shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated pro-rata among the persons requesting additional inclusion.

            (c) Registration Procedures. WPS shall:

                  (i) cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (ii) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until the earlier of (A) such time as all such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Registration Statement (which shall not include, without the consent of WPS (which may be granted or withheld in WPS's sole discretion) an underwritten offering), or (B) the date on which such Holders are able to sell their Registrable Securities under the provisions of Rule 144 without restriction (other than the current public information requirement set forth in Rule 144(c)(1));

                  (iii) furnish to the Investors such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in the Registration Statement (including any summary prospectus), in conformity with the requirements of the Securities Act, and such documents, if any, as may be incorporated by reference in the Registration Statement or prospectus, as each Holder may reasonably request;

                  (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by the Registration Statement under such securities or Blue Sky laws of the states of the United States as each Holder of such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect (subject to the limitations in Section 3(a)), and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that WPS shall not for any


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

      such purpose be required to register or qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 3(c)(iv), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (v) immediately notify the Holders at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing which untrue statement or omission requires amendment of the Registration Statement or supplementation of the prospectus, and promptly thereafter prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each Holder of Registrable Securities registered pursuant to the Registration Statement agrees that such Holder will not sell any Registrable Securities pursuant to the Registration Statement during the time that WPS is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

                  (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and

                  (vii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement.

Each Holder of Registrable Securities as to which any registration is being effected shall furnish to WPS such information regarding such Holder and the distribution of such Registrable Securities as WPS may from time to time reasonably request and as shall be required by law or by the Commission in connection therewith. In furtherance and not in limitation of the foregoing, each Shareholder, at the Closing (and each transferee of each Shareholder and of any subsequent Holder, at the time of such Transfer), shall provide WPS with such Holder's mailing and personal delivery (if different) addresses, and shall promptly notify WPS in writing with any changes thereto after the date hereof and during the Effective Period.

            (d) Indemnification.

                  (i) Indemnification by WPS. WPS shall indemnify and hold harmless each Holder of Registrable Securities and its officers, directors, employees and controlling persons whose securities are covered by the Registration Statement from and against any demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation,


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

      reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (individually, a "Loss" and, collectively "Losses"), joint or several, to which such Holder may become subject under the Securities Act or otherwise insofar as such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or any document incorporated by reference in the Registration Statement or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that WPS shall not be liable in any such case to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in the Registration Statement, or any such final prospectus, summary prospectus, amendment or supplement, as the case may be, in reliance upon and in conformity with information furnished to WPS by such Holder specifically for use in the preparation of such Registration Statement, or any such final prospectus, summary prospectus, amendment or supplement, as the case may be.

                  (ii) Indemnification by the Holders. Each Holder of Registrable Securities, severally and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3(d)(i) hereof) WPS, each director of WPS, each officer of WPS who shall sign the Registration Statement and each other person, if any, who controls WPS within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, final prospectus or summary prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with information furnished to WPS by such Holder specifically for use in the preparation of the Registration Statement, final prospectus, summary prospectus, amendment or supplement, as the case may be.

                  (iii) Notice of Claims, etc. In the event that any of the indemnified parties under Section 3(d)(i) or 3(d)(ii) (each, an "Indemnified Party") is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Indemnified Party shall give the party hereto obligated to indemnify such Indemnified Party (the "Indemnifying Party") prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to


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

      contest and defend shall be given by the Indemnifying Party to the Indemnified Party within twenty (20) business days after the Indemnified Party's notice of such Claim (but, in all events, at least five (5) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless (i) the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, or (ii) the Indemnified Party has available to it reasonable defenses which are different from or additional to those available to the Indemnifying Party, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks the issuance of an injunction, the specific performance of an obligation or similar remedy or (ii) if the subject matter of a Claim relates to the ongoing business of the Indemnified Party, which Claim, if decided against the Indemnified Party, would materially adversely affect the ongoing business or reputation of the Indemnified Party, then, in each such case, the Indemnified Party alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Party does not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim. Subject to the foregoing limitations, each Indemnifying Party shall reimburse each Indemnified Party for all legal or other reasonable expenses incurred by such Indemnified Party in connection with the investigation or defense of any such action or claim as such expenses are incurred.

                  (iv) Other Indemnification. Indemnification similar to that specified in Sections 3(d)(i) and 3(d)(ii) hereof (with appropriate modifications) shall be given by WPS and each Holder of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                  (v) Contribution. If the indemnification provided for in this
      Section 3(d) is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as appropriate to reflect the relative fault of WPS, on the one hand, and such Holder, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. WPS and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 3(d)(v) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which did not take account


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

      of the equitable considerations referred to above in this Section 3(d)(v). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

            (e) Registration Expenses. WPS shall bear all Registration Expenses.

            Section 4. Termination. The rights and obligations under this Agreement (other than under Sections 3(d) and 3(e) hereof) shall automatically terminate upon the earlier to occur of (a) the sale of all Registrable Securities by the Holders and (b) the end of the Effective Period.

            Section 5. Amendments and Waivers. This Agreement may be amended or modified and WPS may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if WPS shall have obtained the written consent to such amendment, modification, action or omission to act, of the holder or holders (at such time) of 51% or more of the shares of Registrable Securities (and, in the case of any amendment, modification, action or omission to act which adversely affects any specific holder of Registrable Securities or a specific group of holders of Registrable Securities, the written consent of each such holder or holders of 51% or more of the Registrable Securities held by such group). Each holder of any Registrable Securities at the time shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

            Section 6. Reports under Securities Exchange Act of 1934. With a view to making available to the Holders the benefit of Rule 144 promulgated under the Securities Act (or any successor rule or regulation thereunder that may at any time permit a Holder to sell securities of WPS to the public without registration), WPS agrees to:

            (a) For a period commencing on the Closing Date and terminating one year following the Closing Date, to maintain registration of its common stock under Section 12 of the Exchange Act and to file all reports and other documents required of WPS under the Securities Act and Exchange Act (other than Reports on Form 6-K); and

            (b) furnish to any Holder, so long as the Holder owns Registrable Securities, promptly upon request:

                  (i) a written statement by WPS that it has complied with the reporting requirements of Rule 144(c); and

                  (ii) such other information as may be reasonably requested, if any, in availing any Holder of any successor rule or regulation under the Securities Act to Rule 144 to permit the selling of any such securities without registration.

            Section 7. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, WPS may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

            Section 8. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, or one business day after being sent by a nationally recognized overnight courier, or three days after being mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device (provided a confirmation copy is sent via a nationally recognized overnight courier). Notices, demands and communications to WPS and the Holders will, unless another address is specified in writing, be sent to the address indicated below:

            if to Investors:

                    Arrow Capital Management, LLC
                    499 Park Avenue, 10th Floor
                    New York, NY  10022
                    Telephone No:  (212) 243-7338
                    Fax No:  (212) 243-2195
                    Attention:  Quinn Martin, Jr.

            with a copy to:

                    Post Heymann & Koffler LLP
                    Two Jericho Plaza, Wing A
                    Jericho, NY  11753
                    Telephone No:  (516) 681-3636
                    Fax No:  (516) 433-2777
                    Attention:  David J. Heymann

            if to WPS:

                    W.P. Stewart & Co., Ltd.
                    Trinity Hall
                    43 Cedar Avenue
                    Hamilton HM 12
                    Bermuda
                    Telephone No:  (441) 295-8585
                    Fax No:  (441) 296-6823
                    Attention:  Seth Pearlstein
            with a copy to:

                    Dorsey & Whitney LLP
                    250 Park Avenue
                    New York, NY  10177-1500
                    Telephone No:  (212) 415-9200
                    Fax No:  (212) 953-7201
                    Attention:  Barry Wade

If notice is given pursuant to this Section 8 of any assignment to a permitted successor or assignee of a party hereto, the notice shall be given as set forth above to such successor or the assignee of such party.

            Section 9. Entire Agreement. This Agreement represents the entire agreement and understanding between WPS and the other parties to this Agreement in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the Investment Agreement, with respect to the registration rights granted by WPS with respect to the Registrable
Securities. This Agreement and the Investment Agreement supersede all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

            Section 10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of New York (other than its rules of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby).

            Section 11. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the parties.

            Section 12. Assignment of Registration Rights. The rights to cause WPS to register Registrable Securities pursuant to Section 3 may be assigned by any Holder to a Permitted Transferee, and by such transferee to a subsequent Permitted Transferee, but only if such rights are transferred no earlier than one (1) year after the Closing Date and if such rights are transferred in connection with the sale or other transfer of not less than an aggregate of five million (5,000,000) Registrable Securities. Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to WPS a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement and (ii) be deemed to be a Holder hereunder.

            Section 13. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Arrow Masters LP                            Arrow Partners LP

By:  Arrow Advisors LLC                     By:  Arrow Advisors LLC
     General Partner                             General Partner


By:  /s/ Alexandre von Furstenberg          By:  /s/ Alexandre von Furstenberg
     -----------------------------               -------------------------------
     Alexandre von Furstenberg                   Alexandre von Furstenberg
     Co-Managing Member                          Co-Managing Member


By:  /s/ Mal Serure                         By:  /s/ Mal Serure
     -----------------------------               -------------------------------
     Mal Serure                                  Mal Serure
     Co-Managing Member                          Co-Managing Member


Arrow Offshore, Ltd.                        W.P. Stewart & Co., Ltd.


By:  /s/ Mal Serure                         By:  /s/ William P. Stewart
     -----------------------------               -------------------------------
     Mal Serure                                  William P. Stewart
     Director                                    Chief Executive Officer


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